SUB-ITEM 77Q3



DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A 74U AND 74V.


FOR PERIOD ENDING                    2/28/2007
FILE NUMBER        811- 09913
SERIES NO               9


72DD  1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                                                   $   6
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class R                                                   $   2
        Institutional Class                                       $ 543


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                                                  0.0560
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class R                                                  0.0382
        Institutional Class                                      0.0708


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                                                     129
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                                                     104
        Class C                                                      64
        Class R                                                      60
        Institutional Class                                       8,229


74V.  1 Net asset value per share (to nearest cent)
        Class A                                                 $ 11.30
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                                 $ 11.28
        Class C                                                 $ 11.28
        Class R                                                 $ 11.29
        Institutional Class                                     $ 11.32